3204 | 12/20/2022

Interactive Brokers Institutional Services Customer Agreement
A. GENERAL PROVISIONS:
1.	Customer Agreement: This Agreement ("Agreement") governs
the relationship between Customer and Interactive
Brokers LLC ("IB") for Execution and/or Settlement and
Carrying Services. If provisions of this Agreement vary
from the IB website or from other agreements between the
parties, including but not limited to the FIA Uniform
Brokerage Services Agreement or the SIA Prime Brokerage
Agreement, this Agreement controls. This Agreement
cannot be amended or waived except in writing by an IB
officer. Customer Service employees cannot amend or
waive any part of this Agreement.
2.	Order Execution: Orders subject to this Agreement may be
executed: a) by IB or b) by an Executing Broker and
given up to IB for settlement and carrying by IB but
only if that Executing
Broker and IB (as Prime Broker) have signed an agreement
(such as the SIA Prime Brokerage Agreement and/or FIA
Uniform Brokerage Services Give Up Agreement) providing
for IB to take up Customer trades executed by that
Executing Broker.
3.	Trade Settlement and Carrying of Account: Trades may be:
a) settled and carried by IB or b) given up by IB for
settlement and carrying by such other broker-dealers or
futures commission merchants as Customer may designate
as Customer's Prime Brokers, but only if IB has entered
into an agreement (such as the SIA Prime Brokerage
Agreement and/or FIA Uniform Brokerage Services Give Up
Agreement) with Customer's Prime Brokers with respect to
such transactions.
4.	No Investment, Tax or Trading Advice: IB representatives
are not authorized to provide investment, tax or trading
advice or to solicit orders. Nothing on IB's website is
a recommendation or solicitation to buy or sell
securities, futures or other investments.
5.	Customer Qualification: Customer and its authorized
representatives warrant that Customer: (i) is authorized
under its governing document(s) and in the jurisdictions
in which it is organized and/or regulated to enter this
Agreement and trade (including on margin if applicable);
(ii) is under no legal incapacity; and (iii) that
persons identified to enter orders have proper authority
and have sufficient knowledge and experience to
understand the nature and risks of the products to be
traded.
6.	Responsibility for Customer Orders/Trades: Customer
acknowledges that IB does not know whether someone
entering orders with Customer's user name/password is
Customer. Unless IB is notified and agrees, Customer
will not allow anyone to access Customer's account.
Customer is responsible for the confidentiality and use
of Customer's user name/password and agrees to report
any theft/loss of such user name/password, or any
unauthorized access to Customer's account, immediately
by telephone or electronically through the IB website.
Customer remains responsible for all transactions
entered using Customer's user name/password.
7.	IB-Executed Orders: IB shall execute Customer orders as
agent, unless otherwise confirmed. IB can execute
Customer orders as principal. IB may use another broker,
or an affiliate, to execute orders, and they have
benefit of all IB's rights hereunder. Unless otherwise
directed, IB will select the market/dealer to which to
route Customer's orders. For products traded at multiple
markets, IB may provide "Smart Routing", which seeks the
best market for each order through a computerized
algorithm. Customer should choose Smart Routing if
available. If Customer directs orders to a particular
market, Customer assumes responsibility for knowing and
trading in accordance with the rules and policies of
that market (e.g., trading hours, order types, etc.).
Customer acknowledges that it may not be possible to
cancel/modify an order and that Customer is responsible
for executions notwithstanding a cancel/modify request.
Customer understands that IB, in its sole discretion,
may refuse to accept or execute transactions on
Customer's behalf or restrict or prohibit trading in
Customer's account(s).
8.	Proprietary Trading - Display of Customer Orders:
Subject to all laws and regulations and subject to
information barriers in place between IB and its
affiliates engaged in proprietary trading, Customer
authorizes IB to execute proprietary trades of itself
and its affiliates, though IB may simultaneously hold
unexecuted Customer orders for the same products at the
same price.
9.	Confirmations: Customer agrees to monitor each order
until IB confirms execution or cancellation. Customer
acknowledges that confirmations of executions or
cancellations may be delayed or may be erroneous (e.g.
due to computer system issues) or may be
cancelled/adjusted by an exchange. Customer is bound by
the actual order execution, if consistent with
Customer's order. Customer agrees to notify IB
immediately by telephone or electronically through the
IB website if: i) Customer fails to receive an accurate
confirmation of an execution or cancellation; ii)
Customer receives a confirmation that is different than
Customer's order; iii) Customer receives a confirmation
for an order that Customer did not place; or iv)
Customer receives an account statement, confirmation, or
other information reflecting inaccurate orders, trades,
balances, positions, margin status or transaction
history. Customer acknowledges that IB may adjust
Customer's account to correct any error. Customer agrees
to promptly return to IB any assets erroneously
distributed to Customer. All transactions are subject to
rules and policies of relevant markets and
clearinghouses, and applicable laws and regulations.
IB IS NOT LIABLE FOR ANY ACTION OR DECISION OF ANY
EXCHANGE, MARKET, DEALER, CLEARINGHOUSE OR REGULATOR.
10.	Commissions and Fees, Interest Charges, Funds:
Commissions and fees are at the rates specified on the
IB website unless a specific commission/fee schedule has
been agreed in writing between Customer and IB. If no
written commission/fee schedule has been agreed between
Customer and IB, changes to commissions/fees are
effective immediately upon either of: posting on the IB
website or email or other written notice to Customer.
Unpaid balances and account deficits accrue interest at
the rate of 1% per month. Customer agrees to pay
reasonable costs of collection for any unpaid Customer
deficit or balance, including attorneys' and collection
agent fees.
a.	For accounts carried by IB: Customer acknowledges
that IB deducts commissions/fees from Customer
accounts, which will reduce account equity.
Positions will be liquidated if commissions or
other charges cause a margin deficiency. IB shall
pay credit interest to and charge debit interest
from Customer at interest rates and terms on the
IB website, unless otherwise agreed in writing.
Customer funds will not be disbursed until after
transactions are settled. Terms and conditions for
deposit and withdrawal of funds (including holding
periods) are as specified on the IB website.
b.	For accounts not carried by IB: Customer shall pay
commissions and fees within ten days of receipt of
IB's statement.
11.	Suspicious Activity: If IB in its sole discretion
believes that a Customer account has been involved in
any fraud or crime or violation of laws or regulations,
or has been accessed unlawfully, or is otherwise
involved in any suspicious activity (whether victim or
perpetrator or otherwise), IB may suspend or freeze the
account or any privileges of the account, may freeze or
liquidate funds or assets or may utilize any of the
remedies in this Agreement for a "Default".
12.	Security Interest: All Customer assets of any kind held
by or on behalf of IB for Customer's account are hereby
pledged to IB and are subject to a perfected first
priority lien and security interest in IB's favor to
secure performance of obligations and liabilities to IB
arising under this or any other Agreement.
13.	No Restricted Securities: Unless Customer has notified
IB to the contrary, no assets held as Collateral are
restricted securities, as such term is defined pursuant
to Rule 144 under the Securities Act of 1933, (the
Securities Act), or securities of an issuer with which
Customer is an affiliate, and Customer will not attempt
to sell such shares through IB without prior notice to
and consent of IB.
14.	Event of Default: A "Default" occurs automatically,
without notice upon: (i) Customer breach/repudiation of
any agreement with IB; (ii) Customer failure to provide
assurance satisfactory to IB of performance of an
obligation, after request from IB in IB's sole
discretion; (iii) proceedings by/against Customer under
any bankruptcy, insolvency, or similar law; (iv)
assignment for the benefit of Customer's creditors; (v)
appointment of a receiver, trustee, liquidator or
similar officer for Customer or Customer property; (vi)
Customer representations being untrue or misleading when
made or later becoming untrue; (vii) legal incompetence
of Customer; (viii) proceeding to suspend Customer
business or license by any regulator or organization;
(ix) IB having reason to believe that any of the
foregoing is likely to occur imminently.
Customer unconditionally agrees that, upon a Default, IB
may terminate any or all IB's obligations to Customer
and IB shall have the right in its discretion, but not
the obligation, without prior notice, to liquidate all
or any part of Customer's positions in any IB account,
individual or joint, at any time and any manner and
through any market or dealer. Customer shall reimburse
and hold IB harmless for all actions, omissions, costs,
fees (including, but not limited to, attorney's fees),
or liabilities associated with any Customer Default or
any transaction undertaken by IB upon Default.
15.	Risks of Foreign Markets; After Hours Trading: Customer
acknowledges that trading securities, options, futures,
currencies, or any product on a foreign market is
speculative and involves high risk. There also are
special risks of trading outside ordinary market hours,
including risk of lower liquidity, higher volatility,
changing prices, un-linked markets, news announcements
affecting prices, and wider spreads. Customer represents
that Customer is knowledgeable and able to assume these
risks.
16.	Risks Regarding Political and Governmental Actions:
Governments of countries in which IBKR clients reside,
or countries in which IBKR clients invest, may take
economic and/or political actions that are adverse to
investors and such actions may negatively affect
Customer's account. Customer agrees that IBKR is not
liable for such actions. For example, if Customer
invests in securities, futures, foreign currency or
other investment products in a foreign jurisdiction,
such assets, or cash to secure such assets, typically
will be held at a bank, clearinghouse or other facility
in such foreign jurisdiction. Assets and cash held in
foreign jurisdictions are inherently vulnerable to the
risk that the government in such jurisdiction could
freeze or confiscate or take some other action against
such assets for some purpose, temporarily or
permanently. Likewise, even with respect to investments
within Customer's own country, governments may freeze or
take other action against such assets on the basis of
political, economic, or military conflict. Customer
acknowledges and agrees that IBKR (and its affiliates)
cannot and will not protect Customer from actions by any governmental, political, military, or economic actor that may adversely impact Customer's assets held by
IBKR, its agents or subcustodians. Customer agrees that
that IBKR (and its affiliates) is not liable for any
losses or damages Customer may incur as a result of any
such action.
17.	Knowledge of Securities, Warrants and Options; Corporate
Actions: Customer acknowledges Customer's responsibility
for knowing the terms of any securities, futures
contracts, options, warrants or other products in
Customer's account, including upcoming corporate actions
(e.g., tender offers, reorganizations, stock splits,
etc.). IB has no obligation to notify Customer of
deadlines or required actions or dates of meetings, nor
is IB obligated to take any action without specific
written instructions sent by Customer to IB
electronically through the IB website.
18.	Quotes, Market Information, Research and Internet Links:
Quotes, news, research and information accessible
through IB (including through links to outside websites) ("Information") may be prepared by independent
Providers. The Information is the property of IB, the
Providers or their licensors and is protected by law.
Customer agrees not to reproduce, distribute, sell or
commercially exploit the Information in any manner
without written consent of IB or the Providers. IB
reserves the right to terminate access to the
Information. None of the Information constitutes a
recommendation by IB or a solicitation to buy or sell.
Neither IB nor the Providers guarantee
accuracy, timeliness, or completeness of the
Information, and Customer should consult an advisor
before making investment decisions. RELIANCE ON QUOTES,
DATA OR OTHER
INFORMATION IS AT CUSTOMER'S OWN RISK. IN NO EVENT WILL
IB OR THE PROVIDERS
BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL OR
INDIRECT DAMAGES
ARISING FROM USE OF THE INFORMATION. THERE IS NO
WARRANTY OF ANY KIND,
EXPRESS OR IMPLIED, REGARDING THE INFORMATION, INCLUDING
WARRANTY OF MERCHANTIBILITY, WARRANTY OF FITNESS FOR A
PARTICULAR USE OR WARRANTY OF NON-INFRINGEMENT.
19.	License to Use IB Software: IB grants Customer a non-
exclusive, non-transferable license to use IB Software
solely as provided herein. Title to IB Software and
updates shall remain the sole property of IB, including
all patents, copyrights and trademarks. Customer shall
not sell, exchange or transfer the IB Software to
others. Customer shall not copy, modify, translate,
decompile, reverse engineer, disassemble or reduce to a
human readable form, or adapt, the IB Software or use it
to create a derivative work, unless authorized in
writing by an officer of IB. IB is entitled to immediate
injunctive relief for threatened breaches of these
undertakings.
20.	LIMITATION OF LIABILITY AND LIQUIDATED DAMAGES
PROVISION: CUSTOMER ACCEPTS
THE IBKR SYSTEM "AS IS", AND WITHOUT WARRANTIES, EXPRESS
OR IMPLIED,
INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF
MERCHANTABILITY OR
FITNESS FOR A PARTICULAR USE, PURPOSE OR APPLICATION;
TIMELINESS; FREEDOM
FROM INTERRUPTION; OR ANY IMPLIED WARRANTIES ARISING
FROM TRADE USAGE,
COURSE OF DEALING OR COURSE OF PERFORMANCE. UNDER NO
CIRCUMSTANCES
SHALL IB BE LIABLE FOR ANY PUNITIVE, INDIRECT,
INCIDENTAL, SPECIAL OR
CONSEQUENTIAL LOSS OR DAMAGES, INCLUDING LOSS OF
BUSINESS, PROFITS OR
GOODWILL. IB SHALL NOT BE LIABLE TO CUSTOMER FOR ANY
SYSTEM FAILURE (AS
DEFINED IN PARAGRAPH A.21), DELAYS OR INTERRUPTIONS OF
SERVICE OR
TRANSMISSIONS, OR FAILURES OF PERFORMANCE OF THE IBKR
SYSTEM,
REGARDLESS OF CAUSE, INCLUDING, BUT NOT LIMITED TO,
THOSE CAUSED BY
HARDWARE OR SOFTWARE MALFUNCTION; HUMAN ERROR;
GOVERNMENTAL,
EXCHANGE OR OTHER REGULATORY ACTION; ACTS OF GOD; WAR,
TERRORISM, OR
IB'S INTENTIONAL ACTS. CUSTOMER RECOGNIZES THAT THERE
MAY BE DELAYS OR INTERRUPTIONS IN THE USE OF THE IBKR
SYSTEM, INCLUDING, FOR EXAMPLE, THOSE
CAUSED INTENTIONALLY BY IB FOR PURPOSES OF SERVICING THE
IBKR SYSTEM, OR
BY IB'S FAILURE TO ACT TO PREVENT SERVICE DISRUPTION OR
SYSTEM FAILURE (AS
DEFINED IN PARAGRAPH A.21). IN NO EVENT SHALL IB'S
LIABILITY, REGARDLESS OF
THE FORM OF ACTION AND DAMAGES SUFFERED BY CUSTOMER,
EXCEED THE AGGREGATE COMMISSIONS PAID BY CUSTOMER TO IB
OVER THE 6 MONTHS PRIOR TO THE EVENT GIVING RISE TO
CUSTOMER'S CLAIM. .
21.	System Failure and Alternative Trading Arrangements:
Customer acknowledges that IBKR uses computer-based
automated systems in connection with providing services,
including but not limited to: the receipt and handling
of orders; the execution and cancellation of orders;
order and trade confirmation; the clearing and
settlement of transactions; tax-related reporting; the
delivery of corporate action information; account
management; storing and processing account information;
and risk management, (collectively, "IBKR System").
Customer understands that the use of IBKR System entails
risks, including but not limited to: interruption or
delays of service and systems, network or communications
failures; cyberattacks; and errors in the design or
functionality of such IBKR Systems (collectively, a
"System Failure") that could cause damage, expense, or
liability to Client.
IBKR is not liable to Customer for any loss Customer may
suffer due to any System Failure. In order to mitigate
the risk of loss to Customer that may be caused by a
System Failure, Customer acknowledges that it should
maintain alternative trading arrangements of sufficient
capacity and utility to allow Customer to open, close or
change positions as necessary to modify risk of loss to
Client during a System Failure. By not maintaining
alternative trading arrangements, Customer expressly
assumes the risk of not being able to process
transactions, including executing trades, through
Customer's account at IBKR in the event of a System
Failure. Customer agrees that IBKR's commissions and
fees charged under this Agreement reflect the allocation
of risk between the parties, including the allocation of
risk under this Paragraph A.21 and the limitation of
liability in Paragraph A.20. Customer acknowledges that
IBKR's commissions and fees charged by IBKR would be
higher or IBKR would not have entered into this
Agreement without this allocation of risk and limitation
of liability.
22.	Consent To Accept Electronic Records And Communications:
IB provides electronic trade confirmations, account
statements, tax information, proxy materials and other
Customer records and communications (collectively,
"Records and Communications") in electronic form to the
maximum extent permitted by applicable law. Electronic
Records and Communications may be sent to Customer's
Trader Workstation ("TWS") or to Customer's e-mail
address, or for security purposes may be posted on the
IB website or on the secure website of one of IB's
service providers and customer will need to log in and
retrieve the Communication. By entering into this
Agreement, Customer consents to the receipt of
electronic Records and Communications. Such consent will
apply on an ongoing basis and for every tax year unless
withdrawn by Customer. Customer may withdraw such
consent at any time by providing electronic notice to IB
through the
IB website. If Customer withdraws such consent, IB will
provide required Records and Communications (e.g., tax
documents, proxy materials, etc.) in paper form upon
request by telephone or via the IB website. However, IB
reserves the right to require Customer to close
Customer's account if Customer withdraws consent to
receiving electronic delivery of Records and
Communications. In order to trade using the IB TWS, and
to receive Records and
Communications through the TWS, there are certain system
hardware and software requirements, which are described
on the IB Website at www.interactivebrokers.com. Since
these requirements may change, Customer must
periodically refer to the IB website for current system requirements. To receive electronic mail from IB,
Customer is responsible for maintaining a valid Internet
e-mail address and software allowing customer to read,
send and receive e-mail. Customer must notify IB
immediately of a change in Customer's e-mail address by
using those procedures to change a Customer e-mail
address that may be available on the IB website.
B. PROVISIONS RELATING TO TRADES AND POSITIONS TO BE SETTLED OR
CARRIED BY IB:
1.	Application: The provisions of this Section B shall
apply to trades and positions: a) executed, settled and
carried by IB; or b) executed by another Executing
Broker and given up to IB for settlement and carrying;
or c) trades or positions that Customer's Prime Broker
indicates its intention not to settle or take up, or
fails to settle or take up.
2.	Margin:
a. Requirement to Maintain Sufficient Margin
Continuously: Margin transactions are subject to
initial and maintenance margin requirements of
exchanges, clearinghouses and regulators and also
to any additional margin requirement of IB, which
may be greater ("Margin Requirements"). IB MAY
MODIFY MARGIN REQUIREMENTS FOR ANY OR ALL
CUSTOMERS FOR ANY OPEN OR NEW POSITIONS AT ANY
TIME, IN IB'S SOLE DISCRETION.
CUSTOMER SHALL MAINTAIN, WITHOUT NOTICE OR DEMAND,
SUFFICIENT EQUITY AT ALL TIMES TO CONTINUOUSLY MEET
MARGIN REQUIREMENTS.
CUSTOMER SHALL MONITOR ITS ACCOUNT SO THAT AT ALL
TIMES THE ACCOUNT CONTAINS SUFFICIENT EQUITY TO
MEET MARGIN REQUIREMENTS. IF THE ACCOUNT HAS
INSUFFICIENT EQUITY TO MEET MARGIN
REQUIREMENTS, IB MAY REJECT ANY ORDER SUBMITTED BY CUSTOMER OR DECLINE TO ACCEPT FOR SETTLEMENT (OR MAY "DK" OR
DISAFFIRM OR
RETURN) OR MAY LIQUIDATE ANY POSITION SUBMITTED TO
IB BY EXECUTING BROKER FOR SETTLEMENT. Formulas
for calculating Margin Requirements on the IB
website are indicative only and may not reflect
actual Margin Requirements. Customer must at all
times satisfy whatever Margin Requirement is
calculated by IB.
b.	IB Will Not Issue Margin Calls: IB does not have
to notify Customer of any failure to meet Margin
Requirements prior to IB exercising its rights
under this Agreement. Customer acknowledges that
IB generally will not issue margin calls;
generally will not credit Customer's account to
meet intraday or overnight margin deficiencies;
and is authorized to liquidate account positions
in order to satisfy Margin Requirements without
prior notice.
c.	Liquidation of Positions and Offsetting
Transactions:
i. IF AT ANY TIME CUSTOMER'S ACCOUNT HAS INSUFFICIENT EQUITY
TO MEET MARGIN REQUIREMENTS OR IS IN
DEFICIT, IB HAS THE
RIGHT, IN ITS SOLE DISCRETION, BUT NOT THE
OBLIGATION, TO
LIQUIDATE ALL OR ANY PART OF CUSTOMER'S
POSITIONS IN ANY OF
CUSTOMER'S IB ACCOUNTS, AT ANY TIME AND IN
ANY MANNER AND THROUGH ANY MARKET OR DEALER,
WITHOUT PRIOR NOTICE OR
MARGIN CALL TO CUSTOMER. CUSTOMER SHALL BE
LIABLE AND
WILL PROMPTLY PAY IB FOR ANY DEFICIENCIES IN
CUSTOMER'S
ACCOUNT THAT ARISE FROM SUCH LIQUIDATION OR
REMAIN AFTER
SUCH LIQUIDATION. IB HAS NO LIABILITY FOR
ANY LOSS SUSTAINED
BY CUSTOMER IN CONNECTION WITH SUCH
LIQUIDATIONS (OR IF
THE IBKR SYSTEM DELAYS EFFECTING, OR DOES
NOT EFFECT, SUCH LIQUIDATIONS) EVEN IF
CUSTOMER RE-ESTABLISHES ITS POSITION AT A
WORSE PRICE.
ii.	IB may allow Customer to pre-request the
order of liquidation in event of a margin
deficiency, but such requests are not
binding on IB and IB retains sole discretion
to determine the assets to be liquidated and
the order/manner of liquidation. IB may
liquidate through any market or dealer, and
IB or its affiliates may take the other side
of the transactions consistent with laws and
regulations. If IB liquidates any/all
positions in Customer's account, such
liquidation shall establish Customer's
gain/loss and remaining indebtedness to IB,
if any. Customer shall reimburse and hold IB
harmless for all actions, omissions, costs,
fees (including, but not limited to,
attorney's fees), or liabilities associated
with any such transaction undertaken by IB.
If IB executes an order (or receives for
settlement from Customer's Executing Broker
a position) for which Customer did not have
sufficient equity, IB has the right, without
notice, to liquidate the position (or to
liquidate any other positions in Customer's
account sufficient to restore account equity
to comply with margin requirements) and
Customer shall be responsible for any
resulting loss.
iii.	If IB does not, for any reason, liquidate
under-margined positions, and issues a
margin call, Customer must satisfy such call
immediately by depositing funds. Customer
acknowledges that even if a call is issued,
IB still may liquidate positions at any
time.
iv.	Customer acknowledges that IB also has the
right to liquidate all or part of Customer's
positions without prior notice: (i) if any
dispute arises concerning any Customer
trade, (ii) upon any "Default" as described
in this Agreement, or (iii) whenever IB
deems liquidation necessary or advisable for
IB's protection.
3.	Universal Accounts: An IB Universal Account is two
underlying accounts: an SEC-regulated securities account
and a CFTC-regulated commodity account. Customer
authorizes transfers between the securities and
commodity accounts to cover Margin Requirements and
other obligations, and acknowledges IB may liquidate
positions to cover obligations in the other account.
Customer authorizes IB to provide combined
confirmations/statements for both accounts. Customer
acknowledges that only assets in the securities account
are covered by SIPC protection and excess coverage and
not assets in the commodity account.
4.	Short Sales: Customer acknowledges that short sales must
be done in a margin account, subject to Margin
Requirements; that prior to selling short, IB must
believe it can borrow stock for delivery; and that if IB
cannot borrow stock (or re-borrow after a recall notice)
IB may buy-in stock on Customer's behalf, without notice
to Customer, to cover short positions and Customer is
liable for any losses/costs.
5.	IB's Right to Loan/Pledge Customer Assets: As allowed by
law, IB is authorized by Customer to lend to itself or
others Customer securities or assets. IB may, without
notice, pledge, re-pledge, hypothecate or re-hypothecate
Customer securities and assets, separately or together
with those of other customers, for any amount due in any
IB account in which Customer has an interest, without
retaining in IB's possession or control a like amount of
assets. For loans of securities, IB may receive
financial and other benefits to which Customer is not
entitled. Such loans could limit Customer's ability to
exercise securities' voting rights.
6.	Multi-Currency Function in IB Accounts:
a. Customers may be able to trade products
denominated in different currencies using a
base currency chosen by Customer. Upon purchase of
a product denominated in a different currency from
the base currency, a margin loan is created to
fund the purchase, secured by the assets in
Customer's accounts. If Customer maintains
positions denominated in foreign currencies, IB
will calculate Margin Requirements by applying
exchange rates specified by IB. IB WILL APPLY
"HAIRCUTS" (A
PERCENTAGE DISCOUNT ON THE FOREIGN CURRENCY EQUITY
AMOUNT) TO
REFLECT THE POSSIBILITY OF FLUCTUATING EXCHANGE
RATES BETWEEN
THE BASE CURRENCY AND THE FOREIGN CURRENCY.
CUSTOMER MUST
CLOSELY MONITOR MARGIN REQUIREMENTS AT ALL TIMES,
PARTICULARLY
FOR POSITIONS DENOMINATED IN FOREIGN CURRENCIES,
BECAUSE FLUCTUATION IN THE CURRENCY AND THE VALUE
OF THE UNDERLYING POSITION CAN CAUSE A MARGIN
DEFICIT.
b. Customer agrees that IB's obligations to Customer
shall be denominated in: (i) the United States
dollar; (ii) a currency in which funds were
deposited by Customer or were converted at the
request of Customer, to the extent of such
deposits and conversions; or (iii) a currency in
which funds have accrued to the customer as a
result of trading conducted on a designated
contract market or registered derivatives
transaction execution facility, to the extent of
such accruals. Information regarding Customer's
currency conversions is provided on the IB
customer statements. Customer further agrees that
IB may hold customer funds in: (i) the United
States; (ii) a money center country as defined by
the US Commodity Exchange Act & regulations
thereunder; or (iii) the country of origin of the
currency. In addition, Customer acknowledges and
authorizes IB to hold Customer's funds outside the
United States, in a jurisdiction that is neither a
money center country nor the country of origin of
the currency in order to facilitate Customer's
trading in investments denominated in that
currency.
7.	Foreign Currency Exchange ("Forex") Transactions:
a.	HIGH RISKS OF FOREX TRADING: FOREX TRADING IS
GENERALLY
UNREGULATED, IS HIGHLY RISKY DUE TO THE LEVERAGE
(MARGIN)
INVOLVED, AND MAY RESULT IN LOSS OF FUNDS GREATER
THAN CUSTOMER
DEPOSITED IN THE ACCOUNT. Customer acknowledges
the "Risk Disclosure Statement for Forex Trading
and Multi-Currency Accounts" provided separately
by IB.
b.	For Forex transactions, IB generally will act as
agent or riskless principal and charge a fee. IB
may effect Forex transactions through an affiliate
or third party, which may profit or lose from such
transactions. Customer agrees that IB may transfer
to or from Customer's regulated futures or
securities account(s) from or to any of Customer's
nonregulated Forex account any funds or assets
that may be required to avoid margin calls, reduce
debit balances or for any other lawful reason.
c.	Netting : (i) Netting by Novation. Each Forex
transaction between Customer and IB will
immediately be netted with all then existing Forex
transactions between Customer and IB for the same
currencies to constitute one transaction. (ii)
Payment Netting. If on any delivery date more than
one delivery of a currency is due, each party
shall aggregate the amounts deliverable and only
the difference shall be delivered. (iii) Close-Out
Netting . If Customer: (a) incurs a margin deficit
in any IB account, (b) defaults on any obligation
to IB, (c) becomes subject to bankruptcy,
insolvency or other similar proceedings, or (d)
fails to pay debts when due, IB has the right but
not the obligation to close-out Customer's Forex
transactions, liquidate all or some of Customer's
collateral and apply the proceeds to any debt to
IB. (iv) Upon Close-Out Netting or any "Default",
all outstanding Forex transactions will be deemed
terminated as of the time immediately preceding
the triggering event, petition or proceeding. (v)
IB's rights herein are in addition to any other
rights IB has (whether by agreement, by law or
otherwise).
d.	Nothing herein constitutes a commitment of IB to
offer Forex transactions generally or to enter
into any specific Forex transaction. IB reserves
the unlimited right to refuse any Forex order or
to decline to quote a two-way market in any
currency.
8.	Commodity Options and Futures Not Settled in Cash:
Customer acknowledges that: (A) commodity options cannot
be exercised and must be closed out by offset; and (B)
for futures contracts that settle not in cash but by
physical delivery of the commodity (including currencies
not on IB's Deliverable Currency List), Customer cannot
make or receive delivery. If Customer has not offset a
commodity option or physical delivery futures position
prior to the deadline on the IB website, IB is
authorized to roll or liquidate the position or
liquidate any position or commodity resulting from the
option or futures contract, and Customer is liable for
all losses/costs.
C.	PROVISIONS RELATING TO TRADES TO BE EXECUTED BY IB AND GIVEN
UP TO CUSTOMER'S PRIME BROKER FOR SETTLEMENT:
1.	Application: The provisions of this Section C shall
apply to trades and positions to be executed by IB and
given up for settlement to Customer's Prime Broker.
2.	Securities Transactions: IB will clear Customer's
securities transactions in a broker-dealer credit
account established in the name of Prime Broker and
designated for Customer's benefit. On the settlement
date for each transaction, IB will deliver or receive
Customer's securities to or from Prime Broker against
payment in full by or to Prime Broker on Customer's
behalf.
3.	Commodities Transactions: Commodity transactions will be
handled in accordance with a GiveUp Agreement to be
executed separately herefrom.
4.	Customer Trade Data: Customer hereby authorizes IB to
inform Prime Broker of all the details of each
transaction for Customer's account ("Trade Data"), and
Customer hereby agrees to inform Prime Broker of the
Trade Data on trade date by the time designated to
Customer by Prime Broker. In the event of any
discrepancy in the Trade Data reported to Prime Broker
by Customer and the Trade Data reported to Prime Broker
by IB, Customer shall be responsible for resolving such
discrepancy promptly, and Customer shall be liable to IB
for any loss, cost or expense sustained by IB arising
out of such transaction.
5.	Short, Short Exempt and Long Sales: When placing any
order to sell securities short, Customer is responsible
for designating the order as such, and Customer hereby
authorizes IB to mark the order as being "short" or
"short exempt". In placing any long sell order, Customer
will designate the order as such and hereby authorizes
IB to mark the order as being "long." The designation of
a sell order as being "long" shall constitute a
representation by Customer that (i) Customer owns the
security with respect to which the sale order has been
placed and (ii) if Prime Broker does not have the
security in its possession at the time Customer places
the sell order, Customer shall deliver the security to
Prime Broker by settlement date in good deliverable form
and if Customer fails to deliver as such, pay to IB any
losses and expenses it may incur or sustain as a result
of Prime Broker's failure to settle any such transaction
on Customer's behalf. Customer further agrees to provide
IB with information concerning any securities borrowing
arrangements made by Customer and/or Prime Broker in
connection with any short sales.
6.	Customer Qualification:
a.	Customer shall be required to maintain in
Customer's securities account with Prime Broker
such minimum net equity in cash or securities as
may be required, from time to time, by Prime
Broker (the "Minimum Net Equity"), which shall in
no event be less than the minimum net equity
required by the SEC's 1994 Prime Brokerage No-
Action Letter, as such requirement may be amended
from time to time (initially: (i) $100,000 in cash
or securities with a ready market, for trades
executed on behalf of a customer account managed
by an investment adviser registered under Section
203 of the Investment Advisors Act of 1940 (a
"Registered Investment Adviser"), or (ii) $500,000
in cash or securities with a ready market for
trades executed on behalf of an account not
managed by a Registered Investment Advisor).
Customer further understands that, in the event
Customer's account falls below such Minimum Net
Equity, Customer shall bring Customer's account
into compliance in a timely fashion. Each time
Customer enters an order with IB, Customer hereby
represents that Customer shall be in compliance
with such Minimum Net Equity or will notify IB
otherwise.
b.	In the event that Prime Broker indicates its
intention to disaffirm or fail to take up any
trade, Customer hereby authorizes and instructs
Prime Broker to provide to IB, upon the request of
IB, the following information: (i) the account or
accounts to which any of Customer's orders or
trades relate; (ii) the instructions, if any,
provided to Prime Broker regarding the allocation
of any orders or trades to any subaccounts; and
(iii) information available to Prime Broker with
respect to any net equity in the account. In
addition, this Agreement will serve as further
authorization and instruction to Prime Broker to
furnish to IB in the event of a disaffirmance or
failure to take up all such further and additional
information concerning an account as IB shall
request. This paragraph shall remain in effect so
long as this Agreement is in effect, shall survive
the termination of this Agreement and shall apply
to all orders and trades given by Customer to IB
for clearance and settlement through Prime Broker.
Customer hereby agrees to release and discharge
Prime Broker from all responsibility and liability
arising out of or incurred in connection with
Prime Broker furnishing any information to IB
pursuant to this paragraph.
7.	Confirmations: IB shall confirm the Trade Data to Prime
Broker and shall issue a confirmation for each
transaction by the morning of the next business day
after trade date. Customer may direct IB to send
confirmations to Customer in care of Prime Broker.
8.	Customer's Settlement Obligation: In the event Prime
Broker indicates its intention not to settle or take up,
or fails to settle or take up, any of Customer's
transactions, Customer shall be responsible and liable
to IB for settling such transactions directly with IB in
a securities margin account or commodities account that
IB will open or has opened in Customer's name on its
books in accordance with applicable regulations. The
provisions of Section B of this Agreement shall apply to
such transactions.
D.	OTHER PROVISIONS:
1.	DISCLOSURE STATEMENT: THIS STATEMENT IS FURNISHED TO YOU
BECAUSE RULE 190.10(c) OF THE COMMODITY FUTURES TRADING
COMMISSION REQUIRES IT FOR
REASONS OF FAIR NOTICE UNRELATED TO IB'S CURRENT
FINANCIAL CONDITION: (A)
YOU SHOULD KNOW THAT IN THE UNLIKELY EVENT OF THIS
COMPANY'S BANKRUPTCY,
PROPERTY, INCLUDING PROPERTY SPECIFICALLY TRACEABLE TO
YOU, WILL BE
RETURNED, TRANSFERRED OR DISTRIBUTED TO YOU, OR ON YOUR
BEHALF, ONLY TO
THE EXTENT OF YOUR PRO RATA SHARE OF ALL PROPERTY
AVAILABLE FOR
DISTRIBUTION TO CUSTOMERS; (B) NOTICE CONCERNING THE
TERMS FOR THE
RETURN OF SPECIFICALLY IDENTIFIABLE PROPERTY WILL BE
MADE BY PUBLICATION
IN A NEWSPAPER OF GENERAL CIRCULATION; (C) THE
COMMISSION'S REGULATIONS CONCERNING BANKRUPTCIES OF
COMMODITY BROKERS CAN BE FOUND AT 17 CODE OF FEDERAL
REGULATIONS PART 190.
2.	Miscellaneous:
a.	A. This Agreement is governed by the laws of the
State of New York, without giving effect to
conflict of laws provisions. Courts of New York
have exclusive jurisdiction over disputes relating
to this Agreement, except when arbitration is
provided. IN ALL JUDICIAL ACTIONS, ARBITRATIONS OR
DISPUTE RESOLUTION METHODS, THE PARTIES WAIVE ANY
RIGHT TO PUNITIVE DAMAGES.
b.	Customer agrees to the provision of this Agreement
in English and represents that Customer
understands its terms and conditions. This
Agreement contains the entire agreement between
the parties, who have made no other
representations or warranties. If any provision of
this Agreement is unenforceable, it shall not
invalidate other provisions. Failure of IB to
enforce any term or condition of this Agreement is
not a waiver of the term/condition.
c.	Customer consents to recording of all telephone
conversations. Customer acknowledges the IBG
Privacy Statement and consents to collection/use
of Customer information as described therein.
d.	Customer may not assign or transfer any rights or
obligations hereunder without the prior written
consent of IB. Upon notice to Customer IB may
assign this Agreement to another broker-dealer or
futures commission merchant. This Agreement shall
inure to the benefit of IB's successors and
assigns. IB may terminate this Agreement or its
services to Customer at any time. Customer may
close its account upon notice to IB electronically
through the IB website, but only after all
positions are closed and all other requirements
specified on the IB website regarding account
closure are satisfied.
3.	Mandatory Arbitration:
a.	This agreement contains a pre-dispute arbitration
clause. By signing an arbitration agreement the
parties agree as follows:
	 	ALL PARTIES TO THIS AGREEMENT ARE GIVING UP THE
RIGHT TO SUE
EACH OTHER IN COURT, INCLUDING THE RIGHT TO A TRIAL BY JURY,
EXCEPT AS PROVIDED BY THE RULES OF THE
ARBITRATION FORUM IN WHICH A CLAIM IS FILED.
  ARBITRATION AWARDS ARE GENERALLY FINAL
AND BINDING; A PARTY'S ABILITY TO HAVE A
COURT REVERSE OR MODIFY AN ARBITRATION
AWARD IS VERY LIMITED.
 	THE ABILITY OF THE PARTIES TO OBTAIN
DOCUMENTS, WITNESS STATEMENTS AND OTHER
DISCOVERY IS GENERALLY MORE LIMITED IN
ARBITRATION THAN IN COURT PROCEEDINGS.
	 	THE ARBITRATORS DO NOT HAVE TO EXPLAIN THE
REASON(S) FOR
THEIR AWARD. UNLESS, IN AN ELIGIBLE CASE, A
JOINT REQUEST FOR
AN EXPLAINED DECISION HAS BEEN SUBMITTED BY
ALL PARTIES TO THE PANEL AT LEAST 20 DAYS
PRIOR TO THE FIRST SCHEDULED HEARING DATE.
  THE PANEL OF ARBITRATORS WILL TYPICALLY
INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR
ARE AFFILIATED WITH THE SECURITIES INDUSTRY.
  THE RULES OF SOME ARBITRATION FORUMS MAY
IMPOSE TIME LIMITS FOR BRINGING A CLAIM IN
ARBITRATION.
 	IN SOME CASES, A CLAIM THAT IS INELIGIBLE FOR
ARBITRATION MAY BE BROUGHT IN COURT.
  THE RULES OF THE ARBITRATION FORUM IN WHICH
THE CLAIM IS FILED, AND ANY AMENDMENTS
THERETO, SHALL BE INCORPORATED INTO THIS
AGREEMENT.
b.	Customer agrees that any controversy, dispute,
claim, or grievance between IB, any IB affiliate
or any of their shareholders, officers, directors
employees, associates, or agents, on the one hand,
and Customer or, if applicable,
Customer's shareholders, officers, directors
employees, associates, or agents on the other
hand, arising out of, or relating to, this
Agreement, or any account(s) established hereunder
in which securities may be traded; any
transactions therein; any transactions between IB
and Customer; any provision of the Customer
Agreement or any other agreement between IB and
Customer; or any breach of such transactions or
agreements, shall be resolved by arbitration, in
accordance with the rules then prevailing of any
one of the following: (a) The Financial Industry
Regulatory Authority; or (b) any other exchange of
which IB is a member; as the true claimant-in-
interest may elect. If Customer is the claimantin-
interest and has not selected an arbitration forum
within ten days of providing notice of Customer's
intent to arbitrate, IB shall select the forum.
The award of the arbitrators, or a majority of
them, shall be final, and judgment upon the award
rendered may be entered in any court, state or
federal, having jurisdiction.
c.	No person shall bring a putative or certified
class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until:
the class certification
is denied; or the class
is decertified; or
the customer is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.
THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE IN PARAGRAPH D.3. BY SIGNING THIS AGREEMENT I ACKNOWLEDGE THAT THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AND THAT I HAVE RECEIVED, READ AND UNDERSTOOD THE TERMS THEREOF.